                                   EXHIBIT 21

                         LIST OF OPERATING SUBSIDIARIES

                                                                                 JURISDICTION OF
                                NAME OF COMPANY                                   ORGANIZATION
-------------------------------------------------------------------------------  ---------------
Cannondale Europe B.V. ........................................................  Netherlands
Cannondale Japan KK............................................................  Japan
Cannondale Australia Pty Limited...............................................  Australia